Exhibit 10.1


                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into effective March 1, 2005 (the "Effective Date"), by and among American Consolidated Management Group, Inc., a Utah corporation with its principal offices at 714 Fairview Road, Greenville, SC 29651 ("Company"). and Nu Specialty Foods Group, L.L.C., a North Carolina limited liability company ("Vendor"), with its principal offices at P.O. Box 1179, Graham, N.C. 27253.

                                    RECITALS

         A. Company owns a technology, in the geographical area covered by this Agreement, which technology concerns the prevention of the degradation of vitamins and nutrients contained within fruits and vegetables during and following their dehydration and/or freeze-drying, which technology is defined hereinbelow, and owns the trademark term "Sunutra(TM)" for utilization with products produced by this technology; and,

         B. Vendor desires to purchase the compound produced from the subject technology from the Company, and to produce, manufacture and market frozen unbaked biscuit dough, frozen baked biscuits, and dry mixes and blends of biscuits [hereinafter collectively referred to as the "Products"] which Products will incorporate the natural dry compound covered by the trademark known as "Sunutra(TM)," and which compounds shall generally be referred to throughout this Agreement as "Sunutra(TM)."

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the term:

         "Licensed Patent" means the patent application filed in the United States Patent Office on December 20, 2004, under serial number 11/015651, including all divisions, continuations and reissues thereof, as well as all additional applications, amendments and supplements filed by, or on behalf of the Company. This term specifically covers all applications by the original inventor Jack Watkins, and/or any collaborator thereof, including those that may have yet to be filed with the U.S. Patent Office.

         "Products" means frozen unbaked biscuit dough, frozen baked biscuits, and biscuit-mix dry.

         "Licensed Trademarks" means the "Sunutra(TM)", said term being registered with the United States Patent and Trademark Office, on March 29, 2004 under serial number 78392304.

         "Contract Territory" means the United States of America.

         "Technology" means the technology currently owned by the Company which produces a natural dry compound that molecularly adheres to food particles and acts as a partition barrier from heat and degradation to micronutrients and phytochemicals enabling such natural dry compound to be applied to both wet and dry processed foods, and includes any future developments, improvements, additions and inventions hereafter made to this Technology which may occur throughout the duration and utilization of the Technology, and which includes the Licensed Patent, and any and all subsequent patents obtained by the Company .. This definition and this Agreement is specifically limited to applications of this technology in processed foods.

         "Related Agreements" means the Confidentiality Agreement and Materials Transfer Agreement between the parties hereto.

                                   ARTICLE II

                        LICENSES AND PRODUCT COMMITMENTS

2.1. Marketing Rights.

         For the time period to be agreed upon between the parties, the Company grants to Vendor the sole and exclusive right to market, distribute and sell the Technology for utilization in the Products in the Contract Territory for a period of three (3) years, beginning on January 1, 2006; provided that initial purchase set out hereinbelow is fully consummated. Vendor may extend this period of exclusivity for an additional two (2) year period; provided, that Vendor shall comply with the minimum volumes set out herein below. In consideration for this exclusivity, Vendor shall purchase and pay for 1,586 pounds of the Sunutra blend agreed upon, on, or before June 1, 2005. It is further agreed and understood that in the event that through the fault of the Company, Vendor has not obtained its selected blend of Sunutra(TM), then in that event, Vendor's obligation to purchase the aforesaid 1,568 pounds of Sunutra(TM) shall be suspended until such time as Vendor obtains its selected blend. Notwithstanding anything herein to the contrary, all exclusivity rights granted in this Agreement are specially limited to sales into the Food Service Segment of the Food Industry.

2.2. Fixed Purchase Price.

         During the first two (2) years of this Agreement, Company shall timely manufacture and deliver to Vendor all quantities of Sunutra(TM) and any other natural dry compounds derived from the Technology required by Vendor at a price of $68.00 per pound FOB, Poway, California, or any other point of delivery/sale established by Company.

2.3. Licenses for Vendor re Trademarks and Patents. Throughout the term of this Agreement, the Company grant to Vendor a license [as defined herein] to make, use and sell the Technology for utilization in the Products under the Licensed Trademarks throughout the Contract Territory on a royalty free basis. Vendor shall have the right to use the Licensed Trademark, and to direct the advertising, promoting, distributing and marketing of the Products, but only in such manner as is reasonably calculated to maintain a high level of quality of the goods manufactured and sold under the Licensed Trademark to protect Company's proprietary interest in the Licensed Trademark. All labels, designs, descriptive materials, promotional materials and advertising of any kind or nature which includes the use of the Licensed Trademark shall be developed by Vendor at its expense, but shall be subject to Company's prior approval, which approval shall not be unreasonably withheld. The parties expressly agree that Vendor shall not have any right, title or interest in the Licensed Trademark, or Licensed Patent, except the right to use them in connection with the activities of Vendor as set forth herein. Vendor agrees not to use the Licensed Trademark or Licensed Patent other than as authorized hereunder without the prior written consent of Company. Vendor agrees to terminate the use of the Licensed Trademark and Licensed Patent upon the termination of this Agreement. Vendor agrees to give adequate notice to the public that the Licensed Products are manufactured under license, and Vendor agrees to provide legends on all Products or containers for the Products with the legend "Patented," and/or "Patent Pending," as the case may be, together with the number of the Licensed Patents, and/or Patent Pending, as the case may be from time to time. In any event, and notwithstanding anything herein to the contrary, it is agreed and understood that with regard to any products utilizing Sunutra(TM) will possess the Sunutra(TM) brand logo visibly noticeable on the front of all retail packaging. Notwithstanding anything herein to the contrary, it is specifically agreed and understood that all packaging for the Products, and the uses of the Sunutra(TM) logo shall be approved by the Company prior to the commercialization of any such products. This prohibition includes any advertising conducted by customers of Vendor in connection with any biscuit product sold by said customer(s).

2.4 Order and Payment Terms. All orders placed by Vendor shall be completed by Company in a timely manner that meets the delivery requirements of Vendor, and Company shall expend its best efforts to deliver regular, uniform quantities of Sunutra(TM) and any related compounds so ordered. For purposes of this Agreement, orders of Sunutra(TM) and related compounds shall not be deemed to be accepted unless they are manufactured to Vendor's requirements, as the case may be, suitable for market, and meet all quality control standards and tests which may reasonably be required by Vendor. In this regard, the Company and Vendor shall work together to develop each blend of Sunutra(TM) to meet Vendor's needs and requirements, it being understood that each product to be supplied may require a unique blend of fruits and/or vegetables. From time to time during the term of this Agreement, Vendor shall submit purchase orders to Company for Sunutra(TM) and the other compounds derived from the Technology, subject to the terms and conditions set forth in the purchase order form to be mutually agreed to by the parties hereto.

2.5 Product Liability Insurance. Company shall provide, at its expense, product liability insurance for the Sunutra(TM) blends and Technology in an amount and scope satisfactory to Vendor throughout the term of this Agreement, and Company shall cause Vendor to be named as a co-insured on such policy or policies throughout the term of this Agreement.

2.6 Sales Requirements and Renewal Term. Vendor shall be required to meet minimum purchase requirements as follows: For the year July, 2005 through June 30, 2006, a minimum purchase of 2,586 pounds of Sunutra blend; for July 1, 2006 through June 30, 2007, a minimum purchase of 13,063 pounds of Sunutra blend, and for July 1, 2007 through June 30, 2008, a minimum purchase of 28,739 pounds of Sunutra blend.

         Notwithstanding anything herein to the contrary, if Vendor fails to meet the minimum purchase requirements then the exclusive rights granted herein shall automatically expire and all rights shall become non-exclusive. In the event that any exclusive rights shall terminate, then all subsequent sales shall continue to be governed by the other terms and conditions of this Agreement. The only penalty to Vendor for failure to meet these minimum purchases shall be the loss of exclusivity as set out herein.

2.7 Confidentiality and Proprietary Info. Vendor and the Company shall not in any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, company or business, any information concerning any matters affecting or relating to the business of Vendor, and the Company, their respective manner of operation, methods of production, their plans, processes, procedures, marketing strategies, contracts, customer lists, or other data used in performing its obligations under this Agreement. The parties hereby stipulate and agree that as between them, all such information of the Company and Vendor is confidential and proprietary, and materially affects the successful operation of Company's and Vendor's business and the preservation of the Company's and Vendor's good will.

2.8 Continuing FDA and Regulatory Compliance by the Company. Throughout the term of this Agreement, the Company at its expense, shall comply with any and all governmental regulations relating to Sunutra(TM) and the Technology. Likewise, Vendor shall fully comply with said rules and regulations, with the Company assisting Vendor in any reasonable manner to insure said compliance with any labeling requirements.

2.9 Covenant of Vendor Not to Reserve Engineer Sunutra. Vendor understands and agrees that Sunutra(TM), the Technology and the Licensed Patents as well and any other technology contemplated by this Agreement is a proprietary right(s) owned by the Company, and that Vendor does not possess, nor shall it possess or won any right(s) in such technologies and rights, except as may be expressly set out in this Agreement. All such matters are trade secrets of the Company. Vendor covenants and agrees that it shall not, either directly, or indirectly, make any attempt to reverse engineer any matter or technology covered by this Agreement, or any effort to determine the formula, recipe, processes, applications, and/or any other aspect of the Technology, Licensed Patents, or other similar matters, nor shall Vendor knowingly permit any third party to undertake any similar actions; provided, that Vendor may, at its own expense test, or have a third party test any of the Products solely for their nutrient values and contents. The provisions of this section 2.9 shall survive the termination of this Agreement. Vendor furthermore understands and agrees that the maintenance and strict adherence to the terms of this section 2.9 is critical to the viability of the Company, and is the single most critical provisions of this Agreement; such that, any breach of this section 2.9 cannot be adequately addressed by monetary determination; therefore, the Company shall be entitled to injunctive relief, without bond, in the event of any such breach(es), and that upon the issuance of injunctive relief, the Company shall also be entitled to a judgment against Vendor for the Company's reasonable costs and attorney fees incurred in the seeking and obtaining of such relief, as determined by the court of competent jurisdiction handling the injunctive relief. Injunctive relief shall not be the exclusive relief available to the Company, rather it shall be in addition to any other relief afforded the Company by a court of competent jurisdiction.

2.10 Termination Rights for Parties. Company shall have the right to terminate this Agreement in the event Vendor fails to meet the sales requirements set forth in Section 2.6 of this Agreement. In addition, either party may terminate this Agreement upon sixty (60) days prior written notice in the event the other party fails to cure any material breach of its duties and obligations hereunder.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

          The Company represents and warrants to Vendor as follows:

3.1. Authority of Company.

         The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, instrument or document to be executed by the Company pursuant hereto (collectively the "Related Agreements") to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon execution and delivery by the Company, each Related Agreement(s) will constitute the valid and binding obligation of the Company enforceable against it in accordance with their terms.

3.2. Organization and Qualification of the Company.

         The Company is duly organized, validity existing and in good standing under the laws of the state of Utah, and have all requisite power and authority to own, license and use the Technology and their properties and assets and to carry on their business as now being conducted.

3.3. No Conflict; Required Filings and Consents.

         (a) This Agreement and the Related Agreements by Company do not, and the performance of this Agreement and the Related Agreements by Company and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of organization or operating agreement, in each case as amended or restated, of Company, (ii) conflict with or violate any United States federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Company or by or to which any of its properties or assets is bound or subject or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien, encumbrance, security interest, mortgage, pledge, claim, option or restriction of any kind whatsoever (collectively "Liens") on any of the properties or assets of Company pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ( collectively, "Contracts") to which the Company is a party or by which any of its properties or assets is bound.

         (b) The execution and delivery of this Agreement and the Related Agreements by Company do not, and the performance by Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any court, administrative agency or commission or other governmental entity, authority or instrumentality, whether foreign or domestic (a "Governmental Entity"), or any third party.


3.4. Warranty of Title.

         The Company is the true and lawful owner of, and owns all right, title and interest in and to, all of the assets used in the Technology, free and clear of all Liens.

3.5. Permits.

         The Company possess and shall, at its expense, maintain throughout the term of this Agreement all FDA and other licenses, permits and other authorizations from Governmental Entities required by applicable provisions of laws, ordinances, rules and regulations (collectively, "Permits"), necessary for the sale and marketing of Sunutra(TM)and the Technology.

3.6. Compliance with Law.

         The Company is in compliance in all material respects with the terms and conditions of all of the Permits and all laws, rules, regulations and orders applicable to Company or its Technology in the past five years; and it has not received any notification that Company or any of its business practices is in violation of any Permit or any such law, rule, regulation or order.

3.7. No Misleading Statements.

         Neither this Agreement, and Related Agreements nor any certificate or other document delivered by the Company in connection herewith contains, or will contain when delivered, any untrue statement of a material fact or omits to state, or will omit to state when delivered, a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

3.8. Brokers.

         No broker, finder or investment banker, including any director, officer, employee, affiliate or associate of the Company, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or any of their affiliates.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VENDOR

          Vendor hereby represents and warrants to the Company as follows:

4.1. Authority.

         Vendor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Vendor, the performance of this Agreement by Vendor and the consummation of the transactions contemplated hereby have been duly authorized and no other proceeding on the part of Vendor is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Vendor and constitutes the valid and binding obligation of Vendor, enforceable against Vendor in accordance with its terms.

4.2. Organization and Qualification of the Vendor.

         The Vendor is duly organized, validity existing and in good standing under the laws of the state of North Carolina, and have all requisite power and authority to own, license and use the Technology and their properties and assets and to carry on their business as now being conducted. The Vendor is, or shall become duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, licensing or operation of its assets and business makes such qualification necessary.

4.3. No Conflict; Required Consents and Approvals.

         (a) The execution and delivery of this Agreement by Vendor do not, and the performance of this Agreement by Vendor and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any United States federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Vendor or by or to which any of its properties or assets is bound or subject or (ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any Contracts to which Vendor is a party or by which any of its properties or assets is bound.

         (b) The execution and delivery of this Agreement by Vendor do not, and the performance by Vendor of this Agreement and the consummation of the transactions contemplated hereby will not, require Vendor to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any court, administrative agency or commission or other Governmental Entity, or any third party.

4.4. Intellectual Property.

         Vendor acknowledges and agrees that it does not own or possess any interest in the intellectual property of the Company that is the technology that is the subject of this Agreement, including, but not limited to the Trademark name Sunutra(TM), except for any rights thereto granted under this Agreement. Vendor warrants and covenants that it shall not undertake any action regarding this technology and trademark unless specifically approved herein, or by other written agreement executed and delivered to Vendor by the Company. Vendor covenants that it shall not undertake any act(s) that might infringe upon the rights of the Company with regard to this technology and/or trademark, and that it shall immediately inform the Company of any act, action, suit or proceeding which may infringe and/or affect said rights. Vendor shall not posses, nor shall it assign or convey any of its rights hereunder without the express written permission of the Company.

4.5. Permits.

         The Vendor shall obtain and possess and shall, at its expense, maintain throughout the term of this Agreement all FDA and other licenses, permits and other authorizations from Governmental Entities required by applicable provisions of laws, ordinances, rules and regulations (collectively, "Permits"), necessary for the sale and marketing of Sunutra(TM) and the Technology.

4.6. Compliance with Law.

         The Vendor shall remain and maintain in full compliance in all material respects with the terms and conditions of all of the Permits and all laws, rules, regulations and orders applicable to the Vendor as concerns the Technology.

4.7. Insurance.

         (a) Vendor has provided the Company with a true, correct and complete list of all products liability and other insurance policies currently held by or on behalf of Vendor. Such policies are in amounts deemed to be adequate by Vendor, are sufficient for compliance with all requirements of Governmental Entities and Contracts to which Vendor is subject. All of such policies are in full force and effect, all premiums with respect thereto are currently paid and Vendor has received no notice of cancellation or other notice that any such policy will not be renewed.

         (b) Vendor has had no loss experience (i) for the current year through September 30, 2004, and the year ended December 31, 2003, and has no currently outstanding claims.

         (c) Vendor shall insure and obtain copies of similar insurance policies from any third party vendors it obtains pursuant to the terms of this Agreement.

4.8. No Misleading Statements.

         Neither this Agreement, and Related Agreements nor any certificate or other document delivered by the Vendor in connection herewith contains, or will contain when delivered, any untrue statement of a material fact or omits to state, or will omit to state when delivered, a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

4.9. Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Vendor; provided, that in the event that Vendor compensates any individual as a result of this Agreement, Vendor hereby holds Company harmless from and against any claim(s) of such individual(s).


                                    ARTICLE V

                                 INDEMNIFICATION

5.1. Generally.

         The Company shall indemnify and hold Vendor harmless from and against any liability, loss, damage, claim, cost or expense (including, without limitation, expenses of investigation and defense and reasonable fees and disbursements of counsel), Liens or other obligations of any nature whatsoever (collectively, "Losses"), incurred by Vendor and arising out of or based upon
(a) any breach by the Company of its representations, warranties, covenants or agreements set forth in this Agreement or in any document or instrument delivered by the Company at the closing pursuant hereto; or (b) any claim, action, suit, proceeding or investigation of any kind, at law or in equity, arising from a liability of the Company, including, without limitation, any liability that occurs or exists with respect to the Technology or Intellectual Property at any time during or after the term of this Agreement.

5.2. Defense or Prosecution of Claims.

         As promptly as practicable after its discovery of grounds for a claim for indemnification hereunder, Vendor shall deliver a written claim for indemnification to the Company (the "Indemnifying Party"), specifying in reasonable detail the basis therefore and, if known, the amount, or an estimate of the amount, of the Losses arising there from. Thereafter, Vendor shall provide to Indemnifying Party all information and documentation reasonably available to it to support and verify such claim. If the facts giving rise to a claim for indemnification hereunder arise out of the claim of any third party, or if there is any claim against a third party, Indemnifying Party may, at its option, assume the defense or the prosecution thereof, with counsel reasonably satisfactory to Vendor, at the sole cost and expense of Indemnifying Party, unless (i) such claim seeks an order, injunction or other equitable relief against Vendor or (ii) Vendor shall have reasonably concluded that there is a conflict of interest between Indemnifying Party, on the one hand, and Vendor, on the other hand, in the defense or prosecution of such claim, provided that in either of such events, Indemnifying Parties may participate in the proceeding. After any assumption of the defense or prosecution of any claim by Indemnifying Party, they shall not be liable to Vendor for any legal expenses thereafter incurred by Vendor. In any such event, whether or not Indemnifying Party do so assume the defense or prosecution thereof, Indemnifying Party and Vendor shall cooperate in the defense or prosecution thereof and shall furnish such records and information and attend such proceedings as may be reasonably requested in connection herewith. Indemnifying Party shall have no indemnification obligations with respect to any claim or demand that is settled by Vendor without the prior written consent of Indemnifying Party (which consent shall not be unreasonably withheld), other than any claim or demand as to which Seller shall not have assumed the defense or prosecution thereof.

5.3. Vendor Indemnity.

         Vendor shall indemnify and hold the Company harmless from Losses incurred by them and arising out of or based upon any breach by Vendor of its representations, warranties, covenants or agreements set forth in this Agreement or in any document or instrument delivered by Vendor in the identical manner and with the identical rights set forth in paragraphs 5.1. and 5.2. hereinabove as if said sections had been written with identical language except for the identity of the respective parties.


                                   ARTICLE VI

                            MISCELLANEOUS AND GENERAL

6.1. Payment of Expenses.

          Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

6.2. Survival.

         The representations and warranties of the parties herein shall survive the Closing.

6.3. Entire Agreement; Assignment; Etc.

         This Agreement and the Related Agreements constitute the entire agreement, and supersede all other agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, and shall not be assignable by operation of law or otherwise and are not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

6.4. Captions.

         The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

6.5. Severability.

         If any term or other provision of this Agreement, or any portion thereof, is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement, or remaining portion thereof, shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision, or any portion thereof, is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are consummated to the fullest extent possible.

6.6. Modification or Amendment.

         The parties hereto may modify or amend this Agreement at any time, only by a written instrument duly executed and delivered by each party hereto.

6.7. Notices.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, on the third business day after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case, to the parties at the following addresses: ( or at such other address for a party as shall be specified by notice given in accordance with this Section):

         (a)      If to Vendor, to: Nu Specialty Foods Group, LLC Attn: Darryl
                  L. Webb P.O. Box 1179 609 E. Gilbreath Street Graham, North Carolina 27253 Fax: 336-229-0830 email: usfg@bellsouth.net

         (b) If to Company to: Richard A. Shanks 1455 West Loop South, Suite 200 Houston, Texas 77027 Fax: 832-202-0813 Email:
                  Shanksr@shankspc.com

         No provision of this Agreement, including this Section, shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including such arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

6.8. Failure or Delay Not Waiver; Remedies Cumulative.

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.9. Counterparts.

         This Agreement may be executed in the original or by telecopy in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

6.10. Governing Law.

         This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to the conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Exclusive Marketing Agreement effective this 1st day of March, 2005.



"Company"                                       "Vendor"



By: /s/ George Mappin                            By: /s/ Darryl L. Webb
   ------------------------------------             --------------------------
   George Mappin                                    Darryl L. Webb
   Director